EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of CIENA Corporation of our reports dated December 11, 2001 relating to the consolidated financial statements and financial statement schedule, which appear in CIENA Corporation’s Annual Report on Form 10-K for the year ended October 31, 2001. We also consent to the reference to us under the headings “Selected Financial Data” and “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
McLean, VA
March 18, 2002